Exhibit 21.1
Subsidiaries of DocGo Inc.

The registrant’s subsidiaries and affiliates as of December 31, 2023 are included in the list below.

Name	Jurisdiction
AF DE LNZ LLC	Delaware, United States
AF WI LNZ, LLC	Wisconsin, United States
AF WI, LLC	Wisconsin, United States
Ambulnz AL, LLC	Alabama, United States
Ambulnz CO, LLC	Colorado, United States
Ambulnz Community Partners Ltd	England and Wales
Ambulnz GA, LLC	Georgia, United States
Ambulnz Holdings, LLC	Delaware, United States
Ambulnz NJ, LLC	New Jersey, United States
Ambulnz NJ-PA, LLC	Delaware, United States
Ambulnz NY 2, LLC	Delaware, United States
Ambulnz NY 3, LLC	Delaware, United States
Ambulnz NY 5, LLC	New York, United States
Ambulnz NY, LLC	Delaware, United States
Ambulnz PA, LLC	Pennsylvania, United States
Ambulnz RE 1, LLC	New York, United States
Ambulnz TN, LLC	Tennessee, United States
Ambulnz TX, LLC	Texas, United States
Ambulnz UK LTD	England and Wales
Ambulnz UK, LLC Ambulnz WI, LLC	Delaware, United States Wisconsin, United States
Ambulnz, Inc.	Delaware, United States
Ambulnz-FMC North America LLC	Delaware, United States
Ambulnz-PA WC, LLC	Pennsylvania, United States
ARM Insurance, Inc.	Vermont, United States
AZ Ambulette, LLC	New York, United States
Cardiac RMS LLC	New York, United States
Century Ambulance Services Inc.	New York, United States
Community Ambulance Service Ltd	England and Wales
CRMS DG, LLC	New York, United States
Dara Development OU	Estonia
Dara Technologies, LLC	Delaware, United States
DocGo EMS Training Center, LLC	New York, United States
DocGo Mobile Health Supplies, LLC	New York, United States
EMS DIRECT, LLC	Texas, United States
Exceptional Medical Transportation, LLC	New Jersey, United States
Government Medical Services, LLC	Delaware, United States
Heartwatch Solutions, Inc.	California, United States
Healthworx LLC	Delaware, United States
LJH Ambulance, Inc.	Wisconsin, United States
Location Medical Services Limited	England and Wales
National Providers Association, LLC	Delaware, United States

Exhibit 21.1

Rapid Temps, LLC	New Mexico, United States
Rapid Reliable Testing CA, LLC	California, United States
Rapid Reliable Testing FL, LLC	Florida, United States
Rapid Reliable Testing NY, LLC	New York, United States
Rapid Reliable Testing, LLC	Delaware, United States
Ryan Bros. Ambulance, LLC	Wisconsin, United States
Ryan Bros. Fort Atkinson, LLC	Wisconsin, United States
Virtual Care Management, LLC	Delaware, United States